                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            Powell Industries Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                            POWELL INDUSTRIES, INC.
                               8550 MOSLEY DRIVE
                              HOUSTON, TEXAS 77075

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 15, 2002

To the Stockholders of Powell Industries, Inc.:

     Notice is hereby given that the Annual Meeting of the Stockholders of Powell Industries, Inc., a Nevada corporation (the "Company"), will be held at the offices of the Company at 8550 Mosley Drive, in Houston, Texas on Friday, March 15, 2002 at 11:00 a.m. Houston time, for the following purposes:

          1. To elect two (2) members of the Company's Board of Directors, with terms to expire in 2005; and

          2. To approve the Company's Non-Employee Directors Stock Option Plan as amended by the Company's Board of Directors on January 18, 2002.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The stock transfer books will not be closed. Stockholders of record as of the close of business on February 1, 2002 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, notwithstanding any transfer of stock on the books of the Company after such record date.

     You are cordially invited to attend the meeting in person. YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                            By Order of the Board of Directors

                                            /s/  THOMAS W. POWELL
                                            ------------------------------------
                                            Thomas W. Powell
                                            Chairman and Chief Executive Officer

Houston, Texas
January 31, 2002

                            POWELL INDUSTRIES, INC.
                               8550 MOSLEY DRIVE
                              HOUSTON, TEXAS 77075

                             ---------------------

                                PROXY STATEMENT
                                JANUARY 31, 2002

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 15, 2002

                             ---------------------

                         SOLICITATION AND VOTING RIGHTS

     The accompanying proxy is solicited by the Board of Directors of Powell Industries, Inc., a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Friday, March 15, 2002 at 11:00 a.m., Houston time, at the offices of the Company at 8550 Mosley Drive, in Houston, Texas, or at any adjournment thereof.

     This Proxy Statement and proxy and the accompanying Notice of Annual Meeting, Summary Annual Report to Stockholders, and Form 10-K for the year ended October 31, 2001, including consolidated financial statements, will be mailed to stockholders on or about February 15, 2002. The cost of soliciting proxies in the enclosed form will be borne by the Company. The Board of Directors of the Company has fixed February 1, 2002, as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. As of January 31, 2002, there were 10,457,194 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), outstanding. Each holder of Common Stock will be entitled to one vote for each share owned, except as noted below.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. The holders of shares represented by proxies reflecting abstentions or "broker non-votes" are considered present at the meeting and count toward a quorum. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers complete proxy forms, they generally vote on those matters as to which they are entitled to vote. On those matters as to which brokers are not entitled to vote without instructions from their customers and have not received such instructions, brokers generally indicate on their proxies that they lack voting authority as to those matters. As to those matters, such indications are called "broker non-votes".

     The persons receiving the greatest number of votes cast at the meeting to fill the directorships with terms to expire in 2005 will be elected as directors of the Company, class of 2005. Thus, abstentions and broker non-votes will have no effect on the election of directors.

     Regarding other matters, the vote of a majority of the voting power present, in person or by proxy, and entitled to vote on the matters, at a meeting at which a quorum is present, is the act of the stockholders. Accordingly, abstentions will have the effect of negative votes with respect to any such other matters. Broker non-votes will have the effect of negative votes as to any such other matters as to which the broker is entitled to vote, and no effect on those matters as to which the broker is not entitled to vote.

     The shares represented by each valid proxy received by the Company on the form solicited by the Board of Directors will be voted in accordance with instructions specified on the proxy. Under Nevada law, a stockholder giving a duly executed proxy may revoke it before it is exercised only by filing with or transmitting to the Secretary of the Company an instrument or transmission revoking it, or a duly executed proxy bearing a later date.

                             COMMON STOCK OWNED BY
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth as of January 31, 2002 (except as otherwise noted below), the number of shares of Common Stock owned by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's outstanding Common Stock:

                                                        AMOUNT AND NATURE
NAME AND ADDRESS                                          OF BENEFICIAL
OF BENEFICIAL OWNER                                         OWNERSHIP       PERCENT OF CLASS
-------------------                                     -----------------   ----------------
Thomas W. Powell......................................      3,037,375(1)         29.05%
  P.O. Box 12818
  Houston, Texas 77217
Bonnie L. Powell......................................        869,419(2)          8.31%
  P. O. Box 112
  Warda, Texas 78960
Fidelity Management & Research Co. ...................        844,000(3)          8.07%
  82 Devonshire Street
  Boston, Massachusetts 02109
Kern Capital Management, LLC..........................        762,300(4)          7.29%
  114 West 47th Street, Suite 1926
  New York, New York 10036
Wellington Trust Company, NA..........................        653,500(5)          6.25%
  75 State Street
  Boston, Massachusetts 02109
Klein Bank............................................        696,156(6)          6.66%
  Trustee of the Powell Industries, Inc.
  Employee Stock Ownership Trust
  and of the Powell Industries, Inc.
  Frozen Employee Stock Ownership Trust
  13845 Breck
  Houston, Texas 77066

---------------

(1) Mr. Powell has sole voting power and sole investment power with respect to 2,638,512 of such shares. Of those 2,638,512 shares, 78,720 are held by Mr. Powell's IRA, and 2,523,792 are held by TWP Holdings,

    Ltd., a partnership controlled by Mr. Powell. Also includes 317,360 shares held by the Thomas Walker Powell Trust. Mr. Powell is a co-trustee of such trust and shares voting and investment power with respect to the shares held by such trust with the other co-trustees, Michael W. Powell and Holly C. Powell Arnold. Also includes 2,664 shares allocated to the account of Mr. Powell under the Powell Industries, Inc. Employee Stock Ownership Plan (see footnote (6) to this table) and 919 shares held in trust for the account of Mr. Powell under the Employees Incentive Savings Plan of the Company. Aetna Trust Company, FSB is the sole trustee of the Employees Incentive Savings Plan and as such has sole power to vote such shares as directed by the administrative committee of the Plan. All data in this Proxy Statement with respect to shares held in the Employees Incentive Savings Plan are as of October 31, 2001. Also includes 77,920 shares subject to stock options which are currently exercisable by Mr. Powell.

(2) Mrs. Powell has sole voting power and sole investment power with respect to 523,919 of such shares. Also includes 345,500 shares held by Testamentary Trust No. 1, of which Mrs. Powell is a co-trustee. Mrs. Powell shares voting and investment power with respect to such shares held by Testamentary Trust No. 1 with J. Suzzanne May, the other co-trustee of such trust. Any act of such co-trustees requires the approval of a majority of them.

(3) The shares set forth in the Schedule reflect the number of shares owned on January 31, 2002 according to the records of the Company's Stock Transfer Agent. As of December 31, 2000, based on a Schedule 13G dated February 14, 2001 filed by FMR Corp., the parent of Fidelity Management & Research Company owned beneficially 838,600 shares or 8.02% of the common stock of Powell Industries, Inc. According to such Schedule 13G, such stock is held on behalf of Fidelity Low-Priced Stock Fund. Also according to such Schedule 13G, such Fund's Board of Trustees has the sole power to vote or direct the voting of such shares, and each of such Fund, FMR Corp., and Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to dispose of such shares.

(4) The shares set forth in the Schedule reflect the number of shares owned on January 31, 2002 according to the records of the Company's Stock Transfer Agent. As of October 31, 2001, based on a Schedule 13G dated November 9, 2001, filed by Kern Capital Management, LLC, Robert E. Kern, Jr. and David
    G. Kern, Kern Capital Management, LLC owned beneficially 1,082,500 shares or 10.35% of the Common Stock of Powell Industries, Inc.

(5) The shares set forth in the Schedule reflect the number of shares owned on January 31, 2002 according to the records of the Company's Stock Transfer Agent. As of December 31, 2000, based on a Schedule 13G dated February 14, 2001, filed by Wellington Management Company, LLP, the parent of Wellington Trust Company, NA, Wellington Management Company, LLP owned beneficially 850,000 shares with shared dispositive power over all such shares and shared voting power as to 530,000 of such shares.

(6) The shares set forth in the Schedule reflect the number of shares owned on January 31, 2002 according to the records of the Company's Stock Transfer Agent. Of such shares, 668,691 are held in the Powell Industries, Inc. Employee Stock Ownership Trust (the "ESOP") and 27,465 are held in the Powell Industries, Inc. Frozen Employee Stock Ownership Trust (the "Frozen ESOP"). Klein Bank, as Trustee, but as directed by the administrative committee for the ESOP appointed by the Board of Directors of the Corporation, votes and disposes of shares not allocated to the accounts of participants, and allocated shares as to which no direction is received from the participant. Participants have the right to direct the voting and tender of shares allocated to their accounts. As of October 31, 2001, approximately 292,001 of the shares held by the ESOP were allocated to the accounts of participants. An additional 44,863 shares will be allocated to the accounts of participants effective December 31, 2001, but the amount of this latter allocation to each participant has not been determined as of the date of this Proxy Statement. Accordingly, such shares to be allocated as of November 30, 2001 are not included in the number of shares shown as owned by executive officers in this proxy statement. All shares held in the Frozen ESOP have been allocated to accounts of participants. Except as otherwise specified, all data in this Proxy Statement with respect to shares held in either the ESOP or the Frozen ESOP are as of November 30, 2001. As of December 31, 2000, based on a
    Schedule 13G dated February 14, 2001, filed by Klein Bank, as Trustee for the Powell Industries, Inc. Employee Stock Ownership Trust and the Powell Industries, Inc. Frozen Employee Stock Ownership Trust ("Trusts") Klein Bank owns beneficially 702,900 shares with shared dispositive power and voting power over all such shares.

     The following table sets forth, as of January 31, 2002, except for plan share data (see footnotes (1), (2) and (6) to the preceding table), the number of shares of the Common Stock beneficially owned by each director and nominee for director, each of the executive officers listed in the Summary Compensation Table below, and all executive officers and directors of the Company as a group.

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL     PERCENT
NAME OF BENEFICIAL OWNER                                       OWNERSHIP(1)      OF CLASS
------------------------                                     -----------------   --------
Joseph L. Becherer.........................................          3,000            *
Eugene L. Butler...........................................          4,500            *
James F. Clark.............................................          1,000            *
Robert B. Gregory..........................................          6,398            *
Don R. Madison.............................................              0            *
Bonnie L. Powell...........................................        869,419(2)      8.31%
Thomas W. Powell...........................................      3,037,375(3)     29.05%
Stephen W. Seale, Jr. .....................................          3,000(4)         *
Lawrence R. Tanner.........................................          2,929            *
Robert C. Tranchon.........................................          2,100            *
Ronald J. Wolny............................................          8,434            *
M.M. Zeller................................................         52,552(5)         *
All Executive Officers and Directors as a group (12
  persons).................................................      3,995,921

---------------

 *  Less than one percent (1%).

(1) The persons listed have sole voting power and sole investment power with respect to the shares beneficially owned by them, except as otherwise indicated.

(2) See footnote (2) to the preceding table.

(3) See footnote (1) to the preceding table.

(4) Such shares are held by Seale Land & Cattle Co., an unincorporated business controlled by Mr. Seale.

(5) Mr. Zeller has sole voting and investment power over 13,200 of such shares. Also includes 2,452 shares allocated to Mr. Zeller's account in the ESOP. See footnote (6) to the preceding table. Also includes 36,900 shares subject to stock options which are currently exercisable by Mr. Zeller.

                             ELECTION OF DIRECTORS

     The terms of three directors expire in 2002 under the bylaws of the Company. The terms of the remaining directors continue after the Annual Meeting. The Board of Directors has nominated Eugene L. Butler and Ronald J. Wolny for election as directors with terms to expire in 2005. Mr. Butler and Mr. Wolny currently serve as directors of the Company with terms expiring in 2002. Although the Board of Directors does not contemplate that any nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for a substitute nominee.

     The following table sets forth for each nominee and for each director whose term of office continues after the Annual Meeting, his name, age, principal occupation and employment for the past five years, offices held with the Company, the date he first became a director, and the date of expiration of his current term as director.

                                    PRINCIPAL OCCUPATION FOR                                 DIRECTOR    TERM
NOMINEE                       AGE      PAST FIVE YEARS(1)       OFFICES HELD WITH COMPANY     SINCE     EXPIRES
-------                       ---   ------------------------   ----------------------------  --------   -------
Thomas W. Powell............  61    Chairman of the Board,     Director                        1984      2004
                                    President and Chief        Chairman of The Board,
                                    Executive Officer of the   President and Chief
                                    Company since 1984         Executive Officer(2)
Lawrence R. Tanner..........  75    Director, Technical        Director                        1992      2004
                                    Services for Compaq
                                    Computer Company
Joseph L. Becherer..........  59    Retired; previously,       Director                        1997      2004
                                    Senior Vice President of
                                    Eaton Corporation,
                                    September 1995 to
                                    October 1997 with
                                    responsibility for the
                                    Cutler Hammer Group;
                                    Operations Vice
                                    President of Cutler
                                    Hammer, a subsidiary of
                                    Eaton Corporation,
                                    February 1994 to
                                    September 1995
Stephen W. Seale, Jr. ......  62    Retired; previously        Director                        1985      2003
                                    Director-Operations,
                                    Materials and Structures
                                    Division and other
                                    assignments at Southwest
                                    Research Institute, an
                                    independent research and
                                    development
                                    organization, until
                                    January 1998

                                    PRINCIPAL OCCUPATION FOR                                 DIRECTOR    TERM
NOMINEE                       AGE      PAST FIVE YEARS(1)       OFFICES HELD WITH COMPANY     SINCE     EXPIRES
-------                       ---   ------------------------   ----------------------------  --------   -------
Robert C. Tranchon..........  61    President and CEO,         Director                        2000      2003
                                    Reveille Technology, a
                                    manufacturing system
                                    software development and
                                    consulting firm, 1995 to
                                    present; President, CEO,
                                    and Director of Ansaldo
                                    Ross Hill, a
                                    manufacturer of drives,
                                    motors, and automation
                                    systems, 1997 to
                                    present; independent
                                    consultant, 1995-1996;
                                    previously President,
                                    CEO and Chairman of the
                                    Board of Directors of
                                    Westinghouse Motor
                                    Company
James F. Clark..............  54    Vice President, Square D   Director                        2001      2003
                                    Corporation from 1989
                                    until his retirement in
                                    December, 2000(3)
Eugene L. Butler............  60    Chairman of the Board,     Director                        1990      2002
                                    Intercoastal Terminal,
                                    Inc. since 1991
Ronald J. Wolny.............  62    Vice President, Fluor      Director                        2001      2002
                                    Daniel, Inc. since
                                    October 1, 1968; Member
                                    of the Board of
                                    Directors Fluor Daniel
                                    Nigeria from 1990 to
                                    2000; Member of the
                                    Board of Directors of
                                    the Company from March,
                                    1992 to June, 1998

---------------

(1) None of the corporations listed (other than the Company) is an affiliate of the Company.

(2) Mr. Powell also serves as a director of each subsidiary of the Company.

(3) Mr. Clark was appointed by the Board of Directors at its June 15, 2001 meeting to fill a vacancy in the class of 2003.

     Only the directors who are not employees of the Company or any of its subsidiaries or affiliates are entitled to receive a fee, plus reimbursement of out-of-pocket expenses, for their services as directors. Under the Company's standard arrangement for compensation of directors, outside directors receive a quarterly retainer of $2,000 and a fee of $2,000 for each board meeting attended. Members of a committee other than the chairman receive a fee of $600 for attending each committee meeting. Committee chairmen receive $1,000 for attending each committee meeting.

     In 1993, the Company adopted the Powell Industries, Inc. Directors' Fee Program which permits directors to defer receipt of the directors' fees to which they would otherwise be entitled and to have such deferred fees allocated to a shadow account as if they were invested in Common Stock of the Company on the date the fees were payable. Then upon expiration of the deferral period or the retirement or death of the director, payment will be made in the form of shares of Common Stock equal to the number of shares in his shadow account (plus any distributions on the Common Stock that were credited to the shadow account).

     In 2000, the Company adopted the 2000 Non-Employee Director Stock Option Plan. The Board of Directors reserved 24,000 shares of Common Stock for issuance under the Plan. The Plan is administered by the Board of Directors. Eligibility to participate in the Plan is limited to those individuals who are members of the Board of the Company and who are not an employee of the Company or any affiliate of the Company. The Plan became effective on June 25, 2000. Options have been issued to each of the non-employee directors to acquire shares of the Company's common stock in accordance with the terms of the Plan.

     Four meetings of the Board of Directors were held in the last fiscal year. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he or she served, except for Mr. Clark who was appointed to the Board on June 15, 2001.

     The Board of Directors has a standing Audit Committee which met four times during the last fiscal year. The Audit Committee consists of Messrs. Butler, Seale and Tanner. The Audit Committee has the responsibility to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and its subsidiaries and the sufficiency of the audits of all Company activities. It is the Board's agent in ensuring the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to shareholders. The Audit Committee is the focal point for communication between other directors, the independent auditors, internal auditors and management as their duties relate to financial accounting, reporting, and controls. During fiscal 2000, the Board of Directors adopted an Audit Committee Charter which was attached as Appendix A to the Proxy Statement for the Company's Annual Meeting of Stockholders held on March 16, 2001, a copy of which Audit Committee Charter may be obtained at the offices of the Company in Houston, Texas. The current members of the Audit Committee are "independent" as that term is defined by Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. All meetings of the Audit Committee were separate and apart from meetings of the full Board of Directors during fiscal 2001.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has (1) reviewed the Company's audited financial statements for fiscal 2001 and discussed them with Management, (2) discussed with the Company's independent accountant the matters required to be discussed by Statement of Auditing Standard 61, as amended, (3) received written disclosures and a letter from the Company's independent accountants required by Independence Standards Board Statement No. 1, and (4) discussed the independence of the Company's accountants with the accountants.

Based on the foregoing discussions, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in its annual report on Form 10-K for the year ended October 31, 2001.

     The Audit Committee:

          Eugene L. Butler
        Stephen W. Seale, Jr.
        Lawrence R. Tanner

     The Board of Directors also has a standing Compensation Committee comprised of Mr. Becherer, Mr. Wolny and Mr. Tranchon, all of whom are nonemployee directors of the Company. The Compensation Committee, which held three meetings during the last fiscal year, provides oversight on behalf of the full Board on development and administration of the Company's executive compensation program and each component plan in which officers and directors are eligible to participate. The Compensation Committee also administers the Stock Option Plan, the Director's Fee Program, Incentive Compensation Plan and the 2000 Non-Employee Director Stock Option Plan of the Company.

     The Board of Directors does not have a standing nominating committee.

                               EXECUTIVE OFFICERS

     The following table provides information regarding the executive officers of the Company who are not also a director or a nominee for director. The officers of the Company serve at the discretion of the Board of Directors of the Company.

NAME                     AGE   SINCE                   POSITION
----                     ---   -----                   --------
Robert B. Gregory.....   46    2000    Controller of Company
Don R. Madison(1).....   44    2001    Vice President and Chief Financial
                                       Officer of Company
M. M. Zeller(2).......   61    1990    Vice President of Company and President
                                       of Powell Electrical Manufacturing
                                         Company ("PEMCO")

---------------

(1) Mr. Madison was appointed vice president and chief financial officer of the Company by the Board of Directors at its September 7, 2001 meeting which appointment became effective on October 1, 2001. For more than five years prior to joining the Company, Mr. Madison served in several capacities with ABB, Inc. including vice president for finance.

(2) Mr. Zeller was appointed vice president of the Company by the Board of Directors at its January 18, 2002 meeting which appointment became effective on that date. This appointment is in addition to Mr. Zeller's position as president of PEMCO, a wholly owned subsidiary of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of the Chief Executive Officer of the Company, and of the Company's most highly compensated executive officers for the last fiscal year (other than the CEO) whose total annual salary and bonus exceeded $100,000, for each of the Company's fiscal years ending October 31, 2001, October 31, 2000, and October 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                           ANNUAL COMPENSATION      COMPENSATION AWARDS
                                           --------------------   -----------------------
               (A)                  (B)       (C)        (D)         (E)          (F)           (G)
                                                                  RESTRICTED   SECURITIES
                                                                    STOCK      UNDERLYING    ALL OTHER
                                                                    AWARDS      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)     (#)(1)        (#)          ($)(2)
---------------------------         ----   ---------   --------   ----------   ----------   ------------
Thomas W. Powell..................  2001    335,000    256,095          0        42,500        56,408(3)
  CEO of Company                    2000    315,000          0      6,000             0        53,310(3)
                                    1999    315,000          0          0        47,800        73,478(3)
Robert B. Gregory.................  2001    110,000     40,695          0         7,500         3,300
  Controller of Company             2000     94,600      7,750          0             0         2,800
                                    1999     84,000      6,300          0         5,000         2,500
M.M. Zeller.......................  2001    210,000    200,000          0        20,000        14,100
  Vice President of Company         2000    195,326     83,467        520             0        14,100
  and President of PEMCO            1999    191,000          0          0        20,000        13,800
Don R. Madison(4).................  2001     14,583     47,500                                    750
  Vice President and CFO of
  Company

---------------

(1) As of October 31, 2001, the aggregate number of shares of restricted stock held by named executive officers of the Company was 6,520, and the value of such shares as of such date was $138,000. These officers have the right to receive dividends with respect to such restricted stock awards to the extent dividends are paid generally on the Common Stock. However, the Company has not previously paid dividends and it is not anticipated that dividends will be paid in the immediate future. Such awards were made to these officers in connection with their exercise of stock options granted by the Company, pursuant to a provision in the stock option agreement designed to encourage retention of shares received upon exercise of options.

(2) In addition to the items noted below with respect to Mr. Powell, the amounts in this column include contributions matched by the Company for the Employees Incentive Savings Plan (401(k) plan), estate planning and automobile allowance.

(3) Of this amount, $28,229 for all years were premiums paid by the Company with respect to life insurance for the benefit of Mr. Powell.

(4) Mr. Madison was appointed vice president and chief financial officer of the Company by the Board of Directors at its September 7, 2001 meeting and assumed his duties on October 1, 2001.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                            SHARES                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                           ACQUIRED        VALUE      UNDERLYING UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS AT
                          ON EXERCISE    REALIZED         AT OCTOBER 31, 2001(#)          OCTOBER 31, 2001($)
NAME                          (#)           ($)         EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                      -----------   -----------   ------------------------------   -------------------------
Thomas W. Powell........       --            --               77,920/76,880                 892,115/534,372
M. M. Zeller............       --            --               36,900/34,600                 433,862/233,068
Robert B. Gregory.......       --            --                   3,200/800                   42,596/67,424
Don R. Madison..........       --            --                    0/10,000                             0/0

     Each of the named executive officers is covered by the Company's Executive Severance Protection Plan, which provides severance pay and other specified benefits upon termination of employment other than for cause (as defined in the Plan) within three years of a change in control of the Company. The benefits payable in such event (grossed up for taxes) are (1) three times the officer's current annual base salary, plus (2) three times the maximum incentive opportunity for the officer under the Company's then current Incentive Compensation Plan, plus (3) continuation of medical, dental, and life insurance benefits for three years or until the officer is covered under another plan, whichever is earlier.

     Thomas W. Powell is covered by the Company's Executive Benefit Plan. Pursuant to Mr. Powell's Executive Benefit Agreement executed under such Plan, he is entitled to the following payments: (1) if he should die while in active employment with the Company, a lump sum benefit of $630,000 payable to his designated beneficiary; (2) upon normal retirement on or after age 65 and the completion of at least ten years of continuous employment, salary continuation payments of $150,000 per year for five years and then $75,000 per year for ten years; (3) upon termination of employment prior to qualifying for normal retirement but after attaining age 55 and the completion of at least ten years of continuous employment with the Company, the salary continuation payments payable upon normal retirement, reduced by 1/2% for each month prior to age 65 that employment is terminated, commencing on the later of the date of retirement or attainment of age 60; and (4) upon a sale of all or substantially all of the property and assets of the Company other than in the usual course of its business, or a merger of the Company wherein the Company is not the surviving corporation, and within two years thereafter Mr. Powell's employment with the Company is terminated or he resigns following a change of his position to one of less responsibility, Mr. Powell would be entitled to receive salary continuation payments of $150,000 per year for five years and then $75,000 per year for ten years. If Mr. Powell entered into competition with the Company following termination or retirement described in (3) above, he would (a) forfeit all further payments if the competition occurred within 36 months following termination, or (b) not be entitled to any further payments until age 60, if the competition occurred after 36 months following termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year of the Company, Joseph L. Becherer, Ronald J. Wolny, and Robert C. Tranchon served on the Compensation Committee of the Board of Directors of the Company. None of them has ever served as an officer or employee of the Company or any of its subsidiaries. Also, during the last fiscal year, no executive officer of the Company served as a member of the Compensation Committee or Board of Directors of another entity, one of whose executive officers served on the Company's Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of your Board of Directors is pleased to present to the shareholders its annual report on executive compensation. This report summarizes the responsibilities of the Committee, the compensation policy and objectives that guide the development and administration of the executive compensation program, each major component of the program, and the basis on which the compensation for the Chief Executive Officer, corporate officers and other key executives was determined for the fiscal year ended October 31, 2001.

     The Compensation Committee, at the June 15, 2001 meeting of the Board of Directors, recommended that Directors Wolny and Clark be granted options under the Non-Employee Director Stock Option Plan, which grants were approved by the Board of Directors, subject to the approval of the shareholders of the Non-Employee Director Stock Option Plan, as amended. The Compensation Committee also recommended that the Plan Asset Account which was included as a part of the Corporation's 401(k) Plan be amended and unfrozen and that the frozen ESOP be terminated which recommendation was approved by the Board of Directors.

     The Compensation Committee, which held three meetings during the last fiscal year, provides oversight on behalf of the full Board on development and administration of the Company's executive compensation program and each subcomponent plan under which officers or directors are eligible to participate. The Compensation Committee also administers the Stock Option Plan, Directors Fee Program, Incentive Compensation Plan and the Non-Employee Director Stock Option Plan of the Company.

  Executive Compensation Philosophy

     The philosophy of the Committee is that the Company's executive compensation program should be an effective tool for fostering the creation of shareholder value. The following objectives guide the Committee in its deliberations:

     - Provide a competitive compensation program that enables the Company to attract and retain key executives and Board members.

     - Assure a strong relationship between the performance results of the Company or subsidiary and the total compensation received.

     - Balance both annual and longer performance objectives of the Company.

     - Encourage executives to acquire and retain meaningful levels of Common Stock of the Company.

     - Work closely with the Chief Executive Officer to assure that the compensation program supports the management style and culture of the Company.

     In addition to normal employee benefits, the executive total compensation program includes base salary, annual cash incentive compensation, and longer-term stock based grants and awards.

     Comparisons are made and surveys taken periodically to determine competitive compensation levels and practices for certain benchmark positions in the Company. Such analysis covers a broad group of manufacturing companies and the results are adjusted for differences in factors such as company size and position responsibilities. This comparison group is broader than the published industry index of companies included in the cumulative total return performance graph presented elsewhere in this Proxy Statement because it is more representative of the executive market in which the Company competes for talent and provides a consistent and stable market reference from year to year. Other comparative information from national survey databases, proxy statement disclosures, and general trend data provided by compensation consultants is also considered.

     Variable incentives, both annual and longer term, are important components of the program and are used to link pay and performance results. Variable incentive awards and performance standards are calibrated such that total compensation will generally approximate the market 50th percentile when Company performance results are at target levels which approximate the recent historical performance of the Company (subject to certain minimum target levels), and will exceed the 50th percentile when performance exceeds targets. However, changes in the mission and strategy of the Company or certain of its subsidiaries as well as projected profit and growth are also important considerations in the calibration of the Company's total executive compensation program.

     The Internal Revenue Code (Section 162(m)) imposes a $1,000,000 limit, with certain exceptions, on the deductibility of compensation paid to each of the five highest paid executives. In particular, compensation that is determined to be "performance based" is exempt from this limitation. To be "performance based," incentive payments must use predetermined objective standards, limit the use of discretion in making awards, and be certified by the Compensation Committee made up of "outside directors." While the Committee believes that the use of discretion is appropriate in specific circumstances, it believes that the annual incentive compensation and longer term stock plans comply with the provisions of Section 162(m) as "performance based". It is not anticipated that any executive will receive compensation in excess of this limit during fiscal year 2002. The Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

     Following is a discussion of each of the principal components of the executive total compensation program.

  BASE SALARY

     The base salary program targets the median of the primary comparison group for corporate officers and managers. Since subsidiary presidents generally have a higher incentive opportunity relative to comparable positions in the market, base salaries for subsidiary presidents are targeted somewhat below the market median. Each executive's base salary is reviewed individually each year. Salary adjustments are based on the individual's experience and background, performance during the prior year, the general movement of salaries in the marketplace, and the Company's financial position. Due to these factors, an executive's base salary may be above or below the target point at any point in time.

  ANNUAL INCENTIVE COMPENSATION

     The Company administers an annual incentive plan for its corporate officers and managers, and subsidiary presidents and selected subsidiary managers. The goal of the plan is to reward participants in proportion to the performance of the Company and/or the subsidiary for which they have direct responsibility, and their individual contributions to the Company's performance.

     The amount of annual incentive compensation each participant is eligible to earn varies based on his potential contribution to the future performance of his subsidiary or the Company. The amount of such compensation actually earned by each participant is based on the actual financial performance of his subsidiary or the Company for the year compared to profit and growth target ranges which are set at the beginning of that year. Historical performance, current mission and strategy, and projected profit and growth capability are considered in setting the targets for each subsidiary and the Company.

  STOCK BASED COMPENSATION

     Stock ownership is encouraged through the use of a stock plan that provides for the grant of stock options and stock awards. Stock option grants are made on a periodic basis (typically every other year) and are based on competitive multiples of base salary. Senior executives typically have a higher multiple and, as a result, have a greater portion of their total compensation linked to the longer term success of the Company. In determining the appropriate grant multiples, the Company targets the market median among publicly held manufacturing companies of similar size. To encourage stock retention, participants who retain the shares obtained through the exercise of an option receive a restricted stock award equal to one additional restricted share for every five option shares retained for five years from the date they were acquired.

  Compensation of the Chief Executive Officer

     The Chief Executive Officer, Mr. Thomas W. Powell, participates in the executive compensation program described in this report.

     In establishing the total compensation program for Mr. Powell, the Committee assessed the pay levels for CEOs in similar companies in the manufacturing industry and the profit performance of the Company.

     Respectfully submitted,

     The Compensation Committee of the Board of Directors
        Joseph L. Becherer, Chairman
        Ronald J. Wolny
        Robert C. Tranchon

PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG POWELL INDUSTRIES, INC.,
                NASDAQ MARKET INDEX AND PUBLISHED INDUSTRY INDEX

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------------------
                       10/31/1996   10/31/1997   10/30/1998   10/29/1999   10/31/2000   10/31/2001
--------------------------------------------------------------------------------------------------
 Powell Ind Inc          100.00       140.48        88.10        72.62       104.17       201.81
 Industrial
  Electrical Eqp         100.00       161.43       132.77       167.06       211.21       120.80
 NASDAQ Market Index     100.00       131.06       148.19       244.59       287.67       144.26

                   Assumes $100 Invested On October 31, 1996
                          Assumes Dividends Reinvested
                       Fiscal Year Ended October 31, 2001

                            PROPOSAL TO APPROVE THE
                            POWELL INDUSTRIES, INC.
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

GENERAL

     The Board of Directors at its meeting on June 25, 2000 adopted a Stock Option Plan (the "Plan") for the benefit of members of the Board of Directors of the Company who, at the time of their service, are not employees of the Company or any of its affiliates. The Board believes that providing them an opportunity to become owners of the Common Stock of the Company is in the best interest of the Company. The Plan was adopted and initially funded with 24,000 shares of the Company's Common Stock. To enable the Company to continue to provide Non-Employee Directors an opportunity to acquire a proprietary interest in the Company through the acquisition of its Common Stock, the Board amended the Plan on January 18, 2002 to, among other things, increase the maximum number of shares that may be issued under the Plan to 100,000 and seeks shareholder approval of the Plan as amended. The Company believes this Plan is an important incentive to its directors to continue their service to the Company as well as an important incentive to attract highly qualified individuals to serve as directors of the Company in future years.

DESCRIPTION OF THE PLAN

     The description of the principal provisions of the Plan set forth herein is intended solely as a summary and is subject to and qualified by the full text of the Plan. A copy of the Plan as amended is attached as Appendix A to this Proxy Statement. The principal features of the Plan are as follows:

     Administration. The Plan is administered by the Compensation Committee subject to approval of the Board of Directors.

     Eligibility. Those individuals who shall be eligible to receive options under the Plan shall be a member of the Board of Directors of the Company who are not employees of the Company or any affiliate of the Company ("Eligible Director").

     Amount and Date of Option Grants. If shares are available under the Plan, on a date established by the Compensation Committee as administrator of the Plan, each Eligible Director who is continuing to serve as a Director after such date shall receive a grant of an option to purchase 2,000 shares of the Company's Common Stock. If an Eligible Director is first elected or appointed to the Board of Directors after such date but before the next such date, then such Eligible Director shall be granted an option to purchase the number of shares of stock proportionately adjusted for the actual time served before the next such date.

     Purchase Price. The price at which shares of stock may be purchased by each Eligible Director pursuant to any grant under the Plan shall be the fair market value of the shares of stock on the date of the grant.

     Duration and Vesting of Options. The term of each option granted under the Plan shall be seven years from the date of grant, and each option shall be exercisable in full after the first anniversary of the grant of the option.

APPROVAL

     Pursuant to the resolution of the Board of Directors approving the amendment to the Plan, the Plan as amended will not become effective until it is approved by the holders of a majority of the shares of voting stock of the Company present and entitled to vote at a meeting of the stockholders of the Company at which a quorum is present.

     The Board of Directors recommends a vote FOR approval of the Plan, as amended.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers and directors and greater-than ten percent beneficial owners during the 2001 fiscal year were complied with.

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP has served as the principal accountants for the Company for the fiscal year ending October 31, 2001. Representatives of such firm are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended October 31, 2001 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the same fiscal year were $290,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Arthur Andersen LLP for professional services rendered for information technology services related to financial information systems design and implementation for the fiscal year ended October 31, 2001.

ALL OTHER FEES

     The aggregate fees billed by Arthur Andersen LLP for services other than the services described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, for the fiscal year ended October 31, 2001 were $130,300, which amount included, among other things, fees for general and specific tax work and tax advice and review of the Company's benefit plans.

     The Audit Committee has considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining the independent auditor's independence. It is the judgment of the Audit Committee that the level of effort and mix of professional services does not constitute a conflict of interest and therefore does not compromise the auditor's independence.

                                 OTHER MATTERS

     As of the date of this statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the meeting other than the election of two directors of the Company and the approval of the Company's Non-Employee Directors Stock Option Plan Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the matter.

                                 ANNUAL REPORT

     A Summary Annual Report to Stockholders and an Annual Report on Form 10-K covering the fiscal year of the Company ended October 31, 2001 are enclosed herewith. These reports do not form any part of the material for solicitation of proxies.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders to be presented at the Annual Meeting of Stockholders to be held in 2003 must be received at the office of the Secretary of the Company no later than October 3, 2002 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                          By Order of the Board of Directors

                                                 /s/ THOMAS W. POWELL
                                          --------------------------------------
                                                     Thomas W. Powell
                                           Chairman and Chief Executive Officer

Dated: January 31, 2002

                                   APPENDIX A

                            POWELL INDUSTRIES, INC.

                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                            POWELL INDUSTRIES, INC.

                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                               TABLE OF CONTENTS

1.   Purpose.....................................................   A-3
2.   Effective Date of Plan......................................   A-3
3.   Administration..............................................   A-3
4.   Dedicated Shares............................................   A-3
5.   Grant of Options............................................   A-3
6.   Eligibility.................................................   A-3
7.   Option Grant Size and Grant Dates...........................   A-3
8.   Option Price; Fair Market Value.............................   A-4
9.   Duration of Options.........................................   A-4
10.  Amount Exercisable..........................................   A-4
11.  Exercise of Options.........................................   A-4
12.  Non-Transferability of Options..............................   A-5
13.  Termination of Directorship of Optionee.....................   A-5
14.  Requirements of Law.........................................   A-5
15.  No Rights as Stockholder....................................   A-6
16.  No Obligation to Retail Optionee............................   A-6
17.  Changes in the Company's Capital Structure..................   A-6
18.  Termination and Amendment of Plan...........................   A-8
19.  Written Agreement...........................................   A-8
20.  Indemnification of Committee................................   A-8
21.  Forfeitures.................................................   A-9
22.  Gender......................................................   A-9
23.  Headings....................................................   A-9
24.  Governing Law...............................................   A-9

                            POWELL INDUSTRIES, INC.

                    NON-EMPLOYER DIRECTOR STOCK OPTION PLAN

     1. Purpose. The Powell Industries, Inc. Non-Employee Director Stock Option Plan (the "Plan") of Powell Industries, Inc. (the "Company") is for the benefit of members of the Board of Directors of the Company (the "Board"), who, at the time of their service, are not employees of the Company or any of its affiliates, by providing them an opportunity to become owners of the Common Stock of the Company (the "Stock"), thereby advancing the best interests of the Company by increasing their proprietary interest in the success of the Company and encouraging them to continue in their present capacity.

     2. Effective Date of Plan. The Plan, as amended and restated, is effective January 18, 2002, having been approved by the Board and the stockholders of the Company.

     3. Administration. The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). Subject to the terms of the Plan, the Committee shall have the power to grant Options to Eligible Directors, construe the provisions of the Plan, Options, and Stock issued hereunder, to determine all questions arising hereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable; provided, however, that the actions and decisions taken by the Committee in its capacity as administrator of the Plan shall not be effective until submitted to and ratified by the Board.

     4. Dedicated Shares. The total number of shares of Stock with respect to which Initial Grants and Annual Grants (collectively, the "Options") may be granted under this Plan shall not exceed, in the aggregate, 100,000 shares; provided, that the class and aggregate number of shares of Stock which may be granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 17. The shares of Stock may be treasury shares or authorized but unissued shares of Stock. In the event that any outstanding Option shall expire or is terminated or canceled for any reason, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option or Options under the Plan.

     5. Grant of Options. All Options granted under the Plan shall be Nonqualified Options which are not intended to satisfy the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended.

     6. Eligibility. The individuals who shall be eligible to receive Options under the Plan shall be each member of the Board who is not an employee of the Company or any affiliate of the Company ("Eligible Director").

     7. Option Grant Size and Grant Dates.

     Annual Grants -- If shares of Stock are available for issuance under the Plan, on a date established by the Committee, each Eligible Director who is continuing to serve as a director after such date, shall receive a grant of an Option to purchase the 2000 shares of Stock at the Fair Market Value of the Stock on the date of grant (an "Annual Grant").

     Initial Grants -- If an Eligible Director is first elected or appointed to the Board (whichever is applicable), after the date of the immediately preceding Annual Grant but before the date chosen for the next Annual Grant, the Eligible Director shall be granted an Option to purchase the number of shares of Stock

(rounded to the nearest whole share) which is determined my multiplying 2,000 shares by a fraction, the numerator of which is the number of months served actually served by the Eligible Director until the date of the next Annual Grant and the denominator of which is 12. The exercise price of such Stock shall be the Fair Market Value on the date of grant (an "Initial Grant"). The intent of this initial Grant is to provide the new Director with a prorated Option for the partial year served before the Annual Grant.

     If the General Counsel of the Company determines, in his sole discretion, that the Company is in possession of material, nonpublic information about the Company or any of its subsidiaries, he may suspend granting of the Initial Grant and Annual Grant to each Eligible Director until the second trading day after public dissemination of the information, and the determination by the General Counsel that issuance of the Options is then appropriate.

     8. Option Price; Fair Market Value. The price at which shares of Stock may be purchased by each Eligible Director (the "Optionee") pursuant to his Initial Grant and each Annual Grant, respectively, shall be 100% of the "Fair Market Value" of the shares of Stock on the date of grant of the Initial Grant and each Annual Grant, as applicable.

     For all purposes of this Plan, the "Fair Market Value" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the NASDAQ National Market System; (c) if the Stock is not listed on the NASDAQ National Market System the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, the average between the closing bid and ask prices per share of stock on the last preceding date on which those prices were reported or that amount as determined by the Committee.

     9. Duration of Options. The term of each Option shall be seven (7) years from the date of grant. No Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted.

     10. Amount Exercisable. Each Option granted hereunder shall be exercisable in full after the first anniversary of the grant of the Option.

     11. Exercise of Options. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised, together with: (a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares, (b) Stock (held by Optionee for at least six months) at its Fair Market Value on the date of exercise, and/or (c) any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Eligible Director certificates for the number of shares with respect to which the Option has been exercised, issued in the Eligible Director's name. If shares of Stock are used in payment, the Fair Market Value of the shares of Stock tendered must be less than the option price of the shares being purchased, and the difference must be paid by check. Delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Eligible Director, at the address specified by the Eligible Director.

     Whenever an Option is exercised by exchanging shares of Stock owned by the Optionee, the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

     12. Non-Transferability of Options. Options shall not be transferable by the Optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him.

     13. Termination of Directorship of Optionee. If, before the date of expiration of the Option, the Optionee shall cease to be a director of the Company, the Option shall terminate on the earlier of the date of expiration or one (1) year after the date of ceasing to serve as a director. In this event, the Optionee shall have the right, prior to the termination of the Option, to exercise the Option if he was entitled to exercise the Option immediately prior to ceasing to serve as a director, however, in the event that the Optionee has ceased to serve as a director on or after attaining the age of seventy (70) years, the Optionee shall be entitled to exercise all or any part of such Option without regard to any limitations imposed pursuant to Paragraph 10, provided that in no event shall the Option be exercisable within six months after the date of grant.

     Upon the death of the Optionee while serving as a director, his executors, administrators, or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the earlier of the date of expiration of the Option or one (1) year following the date of his death, to exercise the Option, in whole or in part without regard to any limitations imposed pursuant to Paragraph 10, provided that in no event shall the Option be exercisable within six months after the date of grant.

     14. Requirements of Law. The Company shall not be required to sell or issue any Stock under any option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable state or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Company has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Company on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option, or the issuance of shares under it, to comply with any law or regulation of any governmental authority.

     15. No Rights as Stockholder. No Optionee shall have any rights as a stockholder with respect to Stock covered by any Option until the date a stock certificate is issued for the Stock, and, except as otherwise provided in Paragraph 17 hereof, no adjustment for dividends, or otherwise, shall be made if the record date thereof is prior to the date of issuance of such certificate.

     16. No Obligation to Retain Optionee. The granting of any Option shall not impose upon the Company or its stockholders any obligation to retain or continue to retain any Optionee or nominate any Optionee for election to continue in his capacity as a director of the Company. The right of the Company, the Board, and the stockholders to terminate the service of any Optionee as a director shall not be diminished or affected by reason of the fact that one or more Options have been or would be granted to him.

     17. Changes in the Company's Capital Structure. The existence of outstanding Options or Stock Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Employee to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

     If while unexercised Options remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization, (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (iii) the Company is to be dissolved, or (iv) the Company is a party to any other corporate transaction (as defined under Section 424(a) of the Code and applicable Treasury Regulations) that is not described in clauses (i), (ii) or (iii) of this sentence (each such event is referred to herein as a "Corporate Change"), then (x) except as otherwise provided in an Option Agreement or as a result of the Committee's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Option then outstanding may be exercised, and (y) no later than ten (10) days after the approval by the stockholders of the Company of such Corporate Change, the Committee, without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee:

          (1) accelerate the time at which some or all of the Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Options that remain unexercised and all rights of Optionees thereunder shall terminate,

          (2) require the mandatory surrender to the Company by all or selected Optionees of some or all of the then outstanding Options held by such Optionee (irrespective of whether such Options are then exercisable under the provisions of this Plan or the Option Agreements evidencing such Options) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each such Optionee an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise price(s) under such Options for such shares,

          (3) with respect to all or selected Optionees, have some or all of their then outstanding Options (whether vested or unvested) assumed or have a new Option substituted for some or all of their then outstanding options (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then, employing him, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the shares subject to the Option immediately after the assumption or substitution over the aggregate exercise price of such shares is equal to the excess of the aggregate fair market value of all shares subject to the Option immediately before such assumption or substitution over the aggregate exercise price of such shares, and (B) the assumed rights under such existing option or the substituted rights under such new Option as the case may be will have the same terms and conditions as the rights under the existing Option assumed or substituted for, as the case may be,

          (4) provide that the number and class of shares of Stock covered by an Option (whether vested or unvested) theretofore granted shall be adjusted so that such Option when exercised shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement and/or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option, or

          (5) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine that no such adjustment is necessary).

     In effecting one or more of alternatives (3), (4) or (5) above, and except as otherwise may be provided in an Option Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Optionee, may accelerate the time at which some or all Options then outstanding may be exercised.

     In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option and not otherwise provided for by this Section 17, any outstanding Options and any agreements evidencing such Options shall be subject to adjustment by the Committee as to the number and price of shares of stock or other consideration subject to such Options. In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Committee.

     After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Employee shall be entitled to have his Restricted Stock appropriately adjusted based on the manner the Stock was adjusted under the terms of the agreement of merger or consolidation.

     The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options or Stock Awards.

     18. Termination and Amendment of Plan. The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, to the extent required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment shall be made more than once every six months that would change the amount, price or timing of the Initial and Annual Grants, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, and provided, further, to the extent required to qualify the Plan under Rule 16b-3, no amendment that would (a) materially increase the number of shares of the Stock that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan, shall be made without the approval of the Company's stockholders.

     19. Written Agreement. Each Option granted hereunder shall be embodied in written agreement, which shall be subject to the terms and conditions of this Plan and shall be signed by the Optionee and by the Chairman of the Board, the Vice Chairman, the President or any Vice President of the Company for and in the name and on behalf of the Company.

     20. Indemnification of Committee. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring the expenses. However, this indemnity shall not include any expenses incurred by any member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract, or otherwise.

     21. Forfeitures. Notwithstanding any other provision of this Plan, if, before or after termination of the Optionee's capacity as a director of the Company, there is an adjudication by a court of competent jurisdiction that the Optionee committed fraud, embezzlement, theft, commission of felony, or proves dishonesty in the course of his advisory relationship to the Company and its affiliates which conduct materially damaged the Company or its affiliates, or disclosed trade secrets of the Company or its affiliates, then any outstanding options which have not been exercised by Optionee shall be forfeited. In order to provide the Company with an opportunity to enforce this Section, an Option may not be exercised if a lawsuit alleging that an action described in the preceding sentence has taken place until a final resolution of the lawsuit favorable to the Optionee.

     22. Gender. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

     23. Headings. Headings are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

     24. Governing Law. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.

                               Front Side of Proxy
================================================================================

                             POWELL INDUSTRIES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 15, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned appoints Thomas W. Powell and Stephen W. Seale, Jr., and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Powell Industries, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Powell Industries, Inc., to be held at the offices of Powell Industries, Inc., 8550 Mosley, Houston, Texas, at 11:00 a.m. Houston time, on March 15, 2002 and at any adjournment thereof, as follows:

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          THE ELECTION OF ALL NOMINEES


1. [ ] FOR the election (except as indicated below) to the Board of Directors, class of 2005, of Eugene L. Butler and Ronald J. Wolny.

         Instructions:  To withhold authority to vote for an individual nominee, write that nominee's names on the line provided below.


         -----------------------------------------------------------------

    [ ]  WITHHOLD authority to vote for all nominees listed above.



                           (continued on reverse side)


================================================================================

                               BACK SIDE OF PROXY
================================================================================
                           (continued from other side)

2. [ ] FOR the approval of the Powell Industries, Inc. Non-Employee Directors Stock Option Plan as amended.

    [ ]  AGAINST such approval and amendment.

    [ ]  ABSTAIN with respect to such approval and amendment

3. In their discretion with respect to (1) any other matters as may properly come before the meeting and any adjournment thereof, (2) approval of the minutes of the prior meeting, if such approval does not amount to ratification of the action taken at that meeting, (3) the election of any other person as a director if a nominee named above is unable to serve or for good cause will not serve, and (4) matters incident to the conduct of the meeting.

    If properly executed, this proxy will be voted as directed above.

    IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" THE BOARD OF DIRECTORS' NOMINEES AND FOR APPROVAL OF THE POWELL INDUSTRIES, INC. NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.


                            ----------------------------------------------------
                            (PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.)

                            DATED:                              , 2002
                                  ------------------------------

         IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS
         PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE!

================================================================================